EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT
                                       TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  eGLOBE, INC.

                  eGlobe, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

                  eGlobe, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

                  FIRST: That in accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, acting at a meeting of the directors of the Corporation at which a quorum was present duly adopted resolutions proposing and declaring advisable a reverse stock split of the Common Stock outstanding and recommending that such proposal be submitted to the stockholders of the Corporation for their consideration, action and approval.

                  SECOND:   Article   4   of   the   Restated   Certificate   of
Incorporation of this Corporation, as previously amended, shall be further amended by adding a new paragraph to the end of said Article 4, which new paragraph shall read as follows:

                  "Upon the filing and effectiveness (the "Effective Time") of a certificate pursuant to the Delaware General Corporation Law to reflect the addition of this paragraph to Article 4 of the Corporation's Restated Certificate of Incorporation, each 4.7 shares of the Common Stock, $.001 par value per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time shall be reclassified as and changed into one (1) validly issued, fully paid and non-assessable share of the Corporation's common stock, $.001 par value per share (the "New Common Stock"), without any action by the holder thereof. The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification. Stockholders who, immediately prior to the Effective Time, own a number of shares of Old Common Stock which is not evenly divisible by 4.7 shall, with respect to such fractional interest, be entitled to receive from the Corporation in lieu of fractions of shares of New Common Stock an amount in cash equal to the product obtained by multiplying $.3125 by the number of shares of Old Common Stock held by such stockholder which is not evenly divisible by 4.7. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification."

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                  THIRD:    That thereafter, pursuant to resolution of the Board
of Directors, at least a majority of the outstanding stock of the Corporation entitled to vote thereon, acting at a meeting of stockholders of the Corporation at which a quorum was present in accordance with the General Corporation Law of the State of Delaware, duly approved the aforesaid amendment to the Restated Certificate of Incorporation of the Corporation.

                  FOURTH: That the aforesaid amendment to the Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  FIFTH:    That  the  aforesaid   amendment   to  the  Restated
Certificate of Incorpation of the Corporation shall be effective as of 12:01 a.m. on November 13, 2000.





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         IN WITNESS  WHEREOF,  eGlobe,  Inc.  has  caused  this  Certificate  of
Amendment to the Restated Certificate of Incorporation to be duly executed in accordance with Section 103 of the General Corporation Law of the State of Delaware this 31st day of October 2000.

                                               eGLOBE, INC.

                                      By:  /s/ Christopher J. Vizas
                                           -------------------------------------
                                           Christopher J. Vizas
                                           Chairman of the Board of Directors
                                           and Chief Executive Officer